UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2025

DIH HOLDING US, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41250	98-1624542
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Accord Park Drive; Suite D-1 Norwell, Massachusetts	02061
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 877 944-2200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	DHAI	The Nasdaq Stock Market LLC
Warrants	DHAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on March 11, 2025, DIH Holding US, Inc. (the “Company”) received written notice (the “Bid Price Notice”) from the Listing Qualifications Staff (“Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) which notified the Company that the bid price of its Class A common stock had closed at less than $1.00 per share for the previous 30 consecutive business days prior to the date of the Bid Price Notice, as required for continued listing on the Nasdaq Global Market under Nasdaq Listing Rule 5450(b)(2)(A) (the “Bid Price Rule”). In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company was provided a compliance period of 180 calendar days in which to regain compliance with the Bid Price Rule, or until September 8, 2025 (the “Compliance Date”). The Company did not regain compliance with the Bid Price Rule by September 8, 2025, and, accordingly, by letter dated September 12, 2025, the Staff notified the Company that this matter would serve as an additional basis for delisting, so it would need to address it before the Nasdaq Hearing Panel (the “Panel”).

On September 18, 2025, the Company filed a Current Report on Form 8-K and issued a press release disclosing that it had received a notice on September 12, 2025, from the Staff that it had failed to regain compliance under Bid Price Rule, so this matter was an additional basis for delisting. The Company is clarifying that since it was not current in filing its Form 10-Q for the period ended June 30, 2025, and Form 10-K for the fiscal year ended March 31, 2025 under Nasdaq Listing Rule 5250(c)(1) (the “Reports Rule”), this matter was also included as an additional basis for delisting in the September 12, 2025 notice. Therefore, the Company needs to address its non-compliance with the Reports Rule with the Panel.

The Company has requested a hearing before the Panel, which has stayed the suspension of the Company’s Common Stock for a period of 15 days. In connection with this request, the Company also requested an extended stay of any further action pending the hearing (the “Additional Stay”) due to its non-compliance with the Reports Rule. At the hearing, the Company will present its plan to evidence compliance with all applicable listing criteria, including the MVLS Rule, the Bid Price Rule and the Reports Rule, and request an extension of time. The Panel has the authority to grant the Company an extension of up to 180 days from the date of the Staff’s delist determination for the MVLS and Bid Price Rules and 360 days from the initial filing delinquency. The Company is considering all options available to it to regain compliance with the MVLS Rule, the Bid Price Rule and the Reports Rule; however, there can be no assurance that the Panel will grant the Company’s request for continued listing or that the Company will be able to evidence compliance within the period of time that may be granted by the Panel.

On October 1, 2025, the Company issued a press release regarding the clarification which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 1, 2025
104	Cover page interactive data file

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIH HOLDING US, INC.

Date: October 1, 2025	By:	/s/ Jason Chen
Jason Chen Chief Executive Officer and Chairman